As filed with the Securities and Exchange Commission on April 28, 2017

Registration No. 333-190620

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-190620

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0119051
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4410 Rosewood Drive

Pleasanton, CA 94588

(Address of principal executive offices)

A. Robert D. Bailey

Chief Legal Officer and Corporate Secretary

Allergan plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

(Name and address of agent for service)

Telephone number, including area code, of agent for service:

(862) 261-7000

Copy to:

Andrew L. Bab

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

(212) 909-6323

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨  ☐

DEREGISTRATION OF SECURITIES

On April 28, 2017 (the “Effective Date”), ZELTIQ Aesthetics, Inc., a Delaware corporation (the “Company”), consummated the merger contemplated by the Agreement and Plan of Merger, dated as of February 13, 2017 (the “Merger Agreement”), by and among the Company, Allergan Holdco US, Inc., a Delaware corporation (“Allergan”), and Blizzard Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Allergan (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Allergan.

In connection with the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statement on Form S-3, File No. 333-190620 (the “Registration Statement”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of deregistering any and all securities registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on April 28, 2017.

ZELTIQ AESTHETICS, INC.
Dated: April 28, 2017
/s/ A. Robert Bailey
A. Robert Bailey
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ A. Robert Bailey	President	April 28, 2017
A. Robert Bailey	(Principal Executive Officer)

/s/ Stephen Kaufhold	Treasurer	April 28, 2017
Stephen Kaufhold	(Principal Financial and Accounting Officer)

/s/ Kira Schwartz	Secretary, Director	April 28, 2017
Kira Schwartz

/s/ Sigurd Kirk	Vice President, Director	April 28, 2017
Sigurd Kirk